Registration No. 333-
    ========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)


         Delaware                                     38-0549190
(State or other jurisdiction               (I.R.S. Employee Identification No.)
 of incorporation or organization)

       One American Road
       Dearborn, Michigan                                 48126-1899
 (Address of principal executive offices)                 (Zip Code)

                          1998 Long-Term Incentive Plan
                            (Full Title of the Plan)

                           PETER J. SHERRY, Jr., Esq.
                               Ford Motor Company
                                 P. O. Box 1899
                                One American Road
                          Dearborn, Michigan 48126-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

========================== ======================== ======================== ======================== =======================
                                                                                    Proposed
        Title of                                           Proposed                  maximum
    securities to be            Amount to be           maximum offering          aggregate offering        Amount of
       registered                registered            price per share                price             registration fee (d)
                                  (a),(c)                   (b)                     (a),(c)
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
Common Stock,                  27,969,711 (a)             $12.45 (b)                  ______                  ______
$.01 par value                     shares
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
Common Stock,                   1,926,024 (c)             $12.45 (b)                  ______                  ______
$.01 par value                     shares
========================== ======================== ======================== ======================== =======================
                                                                               $372,201,900.75 (d)        $43,808.16 (e)
========================== ======================== ======================== ======================== =======================

(a) The number of shares registered includes 27,969,711 shares of Common Stock of the Company subject to options or stock appreciation rights to be granted under the Plan.
(b) Based on the market price of Common Stock of the Company on March 7, 2005, in accordance with Rule 457(c) under the Securities Act of 1933.

(c) The number of shares being registered includes 1,926,024 shares of Common Stock of the Company to be issued as awards to participants under the Plan.
(d) This amount is the sum of (a) the assumed aggregate option price of 27,969,711 shares of Common Stock being registered, based on the market price of Common Stock of the Company on March 7, 2005 in accordance with Rule 457(c) under the Securities Act of 1933, and (b) the assumed aggregate offering price of 1,926,024 shares of Common Stock being registered, based on the market price of the Common Stock of the Company on March 7, 2005, in accordance with Rule 457(c) under the Securities Act of 1933.
(e) This amount is based on the proposed maximum aggregate offering price of $372,201,900.75. See note (d).

                          1998 Long-Term Incentive Plan
                             _______________________


           INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

     The  contents  of  Registration  Statement  Nos.  333-115340,   333-113608,
333-105674, 333-104064, 333-87990, 333-57598, 333-37542, 333-70447 and 333-52399
are incorporated herein by reference.


Item 8. Exhibits.


Exhibit 4.1 -   Ford Motor Company 1998 Long-Term Incentive Plan, as amended and restated as of January 1, 2003.  Filed as Exhibit 10-R to Ford's
                Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference.

Exhibit 5 -     Opinion of Kathryn S. Lamping, an Assistant Secretary and
                Managing Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 23 -    Consent of Independent Registered Public Accounting Firm.
                Filed with this Registration Statement.

Exhibit 24.1 -  Powers of Attorney authorizing signature. Filed as Exhibit 24.1 to Registration Statement No. 333-115339 and Exhibit 24.2 to Registration Statement No. 333-123251 and incorporated herein by reference.

Exhibit 24.2 -  Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney. Filed as Exhibit 24.2 to Registration Statement No. 333-115339 and incorporated herein by reference.

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 11th day of March, 2005.



                                       FORD MOTOR COMPANY

                                       By:  William Clay Ford, Jr.*
                                          ----------------------------------
                                           (William Clay Ford, Jr.)
                                          Chairman of the Board of Directors

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       Signature                                Title                                  Date
       ---------                                -----                                  ----
                                       Director, Chairman of the Board
   William Clay Ford, Jr.*             and Chief Executive Officer and
------------------------------         Chair of the Environmental and
 (William Clay Ford, Jr.)              Public Policy Committee
                                       (principal executive officer)


    John R. H. Bond*                   Director
------------------------------
   (John R. H. Bond)



    Stephen G. Butler*                 Director                                 March 11, 2005
------------------------------
   (Stephen G. Butler)



    Kimberly A. Casiano*               Director
------------------------------
   (Kimberly A. Casiano)



     Edsel B. Ford II*                 Director
------------------------------
    (Edsel B. Ford II)



     William Clay Ford*                Director
------------------------------
    (William Clay Ford)


       Signature                                Title                                  Date
       ---------                                -----                                  ----

  Irvine O. Hockaday, Jr.*             Director and Chair of
------------------------------         the Audit Committee
 (Irvine O. Hockaday, Jr.)



     Marie-Josee Kravis*               Director and Chair of the
------------------------------         Compensation Committee
    (Marie-Josee Kravis)



   Richard A. Manoogian*               Director
------------------------------
  (Richard A. Manoogian)



      Ellen R. Marram*                 Director and Chair of the
------------------------------         Nominating and Governance
     (Ellen R. Marram)                 Committee


     Homer A. Neal*                    Director                                 March 11, 2004
------------------------------
    (Homer A. Neal)



       Jorma Ollila*                   Director
------------------------------
      (Jorma Ollila)



       James J. Padilla*               Director and President and
------------------------------         Chief Operating Officer
      (James J. Padilla)



      Carl E. Reichardt*               Director and Chair of the
------------------------------         Finance Committee
     (Carl E. Reichardt)



     Robert E. Rubin*                  Director
------------------------------
    (Robert E. Rubin)



      Signature                                 Title                                  Date
      ---------                                 -----                                  ----

     John L. Thornton*                 Director
------------------------------
     (John L. Thornton)



     James C. Gouin*                   Vice President and
------------------------------         Controller
   (James C. Gouin)                    (principal accounting officer)



     Donat R. Leclair*                 Group Vice President and                 March 11, 2005
------------------------------         Chief Financial Officer
    (Donat R. Leclair)                 (principal financial officer)




*By: /s/K. S. Lamping
    --------------------------
    (K. S. Lamping,
     Attorney-in-Fact)


                                  EXHIBIT INDEX
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
                                                                                Sequential Page
                                                                                at Which Found
                                                                                (or Incorporated
                                                                                  by Reference)
                                                                                ----------------
Exhibit 4.1 -   Ford Motor Company 1998 Long-Term Incentive Plan,
                as amended and restated as of January 1, 2003.  Filed
                as Exhibit 10-R to Ford's Annual Report on Form 10-K
                for the year ended December 31, 2002 and incorporated
                herein by reference.

Exhibit 5 -     Opinion of Kathryn S. Lamping, an Assistant Secretary
                and Managing Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 23 -    Consent of Independent Registered Public Accounting
                Firm.  Filed with this Registration Statement.

Exhibit 24.1 -  Powers of Attorney authorizing signature.  Filed as
                Exhibit 24.1 to Registration Statement No. 333-115339 and Exhibit 24.2 to Registration Statement No.
                333-123251 and incorporated herein by reference.

Exhibit 24.2 -  Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney.  Filed as
                Exhibit 24.2 to Registration Statement No. 333-115339 and incorporated herein by reference.

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